Luxfer Holdings PLC Announces 2020 First Quarter Financial Results; Provides COVID-19 Update and Withdraws 2020 Financial Guidance

First Quarter 2020 Summary
(based on year-over-year comparisons unless otherwise noted)

•	Net sales of $103.8 million decreased 13.8%, including a 1.1% unfavorable impact from currency and a 3.7% decrease due to the divestiture of the Czech recycling operations

•	GAAP net income of $6.2 million, including $2.8 million in restructuring and exceptional expenses, improved from a net loss of ($3.8) million; adjusted net income of $8.4 million decreased 25.0%

•	GAAP EPS of $0.22, improved from ($0.14); adjusted EPS of $0.30 decreased 25%

•	Adjusted EBITDA of $15.1 million decreased 18.4%; adjusted EBITDA margin of 14.5% decreased 90 basis points

•	Withdrawing 2020 financial guidance given uncertainty related to COVID-19

•	Strong balance sheet with ample liquidity; Q1 ending net Debt to EBITDA ratio of 1.4; no debt maturity until September 2021
MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for the first quarter of 2020 ending March 29, 2020.
First Quarter 2020 Results
(based on year-over-year comparisons unless otherwise noted)
Consolidated net sales decreased 13.8% to $103.8 million from $120.4 million. Excluding the $4.4 million due to the divestiture of the Czech recycling operation, core sales decreased 10.5%, including an unfavorable foreign currency exchange impact of $1.4 million, or 1.1%. The decline in sales was broad based primarily driven by COVID-19 pandemic impact, particularly pronounced in the transportation end-market.
GAAP net income was $6.2 million, or $0.22 per diluted share, compared to a net loss of $3.8 million, or ($0.14) per diluted share. These results include $2.8 million in restructuring expenses related to the Company’s transformation plan, compared to restructuring expenses of $9.0 million and a one-time acquisition termination cost of $4.6 million.
Adjusted net income decreased to $8.4 million from $11.2 million. Adjusted diluted earnings per share decreased 25.0% to $0.30 from $0.40. Adjusted EBITDA was $15.1 million, compared to $18.5 million. Adjusted EBITDA margin of 14.5% decreased 90 basis points from 15.4%.
“During this unprecedented time, our priority is safeguarding our employees and serving our customers to ensure business continuity,” stated Luxfer’s Chief Executive Officer, Alok Maskara. “Luxfer’s first quarter results reflect the global macro environment of the COVID-19 pandemic. Our business saw pockets of growth, but they were offset by broad-based market weakness. While the macro environment remains challenging, we continue to make strong progress on our transformation plan, including the $1 million of first quarter net cost reductions. We remain focused on achieving our cost savings initiatives and are in constant communication with our customers, to prepare for a return to growth and higher profitability when conditions improve.”

First Quarter 2020 Segment Results
(based on year-over-year comparisons unless otherwise noted)
Elektron Segment

•
Net sales of $51.2 million decreased 17.4% from $62.0 million. Foreign currency exchange negatively impacted sales by $0.5 million, or 0.8%. The divestiture of the Czech recycling operations reduced sales by $4.4 million, or 7.1%.

•	Adjusted EBITDA decreased 16.4% to $11.6 million (22.7% of sales) from $14.0 million (22.6% of sales).
Gas Cylinders Segment

•	Net sales of $52.6 million decreased 9.9% from $58.4 million. Foreign currency exchange negatively impacted sales by $0.9 million, or 1.5%.

•	Adjusted EBITDA decreased 22.2% to $3.5 million (6.7% of sales) from $4.5 million (7.7% of sales).
Capital Resources and Liquidity
Free Cash Flow was negative ($7.0) million in the first quarter of 2020, compared to negative ($11.0) million a year ago. Cash usage in the quarter included approximately $2.6 million for restructuring as part of the Company’s transformation plan. During the quarter, the Company paid $3.4 million in dividends, or $0.125 per share.
At quarter end, the Company had net debt of $91.5 million, with a net debt to EBITDA ratio of 1.4x. The Company believes that it has ample liquidity to withstand current market conditions with approximately $130M in an undrawn revolving credit facility.
Impact of COVID-19 on Operations and 2020 Full-Year Guidance
In response to the COVID-19 outbreak, we implemented numerous protocols and procedures to protect the health and wellbeing of our employees, our operations and the communities in which we operate. We are monitoring the current situation closely and have taken the following steps to ensure the safety of our employees and the continuity of our business:

•	Prohibited all domestic and international non-essential travel for all employees

•	Increased frequency of disinfecting high-touch areas and high-traffic common areas

•	Reinforced hand washing and infection control training

•	Implemented safe distancing procedures in all facilities

•	Provided additional personal protective equipment and cleaning supplies

•	Shifted to remote work strategies, where possible
At this time, Luxfer is continuing to run the majority of its operations, as permitted by local authorities. However, due to uncertain economic conditions resulting in weaker demand, potential supply constraints and the continued spread of COVID-19, the Company has temporarily suspended operations at certain facilities and has reduced capacity at others. We will continue to monitor the situation and may reduce or suspend operations at additional facilities as warranted.
The magnitude of the COVID-19 pandemic, including the extent of any impact on Luxfer’s business, financial position, results of operations or liquidity, which could be material, cannot be reasonably estimated at this time due to the rapid development and fluidity of the situation. As a result, Luxfer has taken incremental actions to minimize the financial impacts by reducing expenses and conserving cash:

•	Reduction in cash contribution towards pension deficit

•	Freeze on non-essential expenses, hiring, and other discretionary spending

•	Reduction and re-prioritizing of capital expenditures

•	Additional actions may be taken in certain locations in response to lower customer demand, including temporary reductions in work hours, furloughs and layoffs, as necessary
2020 Guidance
Due to the economic uncertainty related to the COVID-19 pandemic, Luxfer is withdrawing its financial guidance for 2020 provided on March 5.
“Given the extreme uncertain and volatile market conditions, Luxfer has decided to withdraw full year guidance. We will continue to focus on controllable business measures, such as cost reductions and cash generation,” stated Mr. Maskara. “We expect the current market conditions to have a significant near-term impact on our business but have implemented various counter measures to position Luxfer for success when our markets improve. We have a strong balance sheet and also a large existing credit facility which will enable us to emerge stronger at the end of this economic downturn.”
Given the evolving impact of the COVID-19 pandemic, we are not providing any new full-year earnings guidance. We anticipate resuming our practice of providing full-year earnings guidance once the degree of economic uncertainty driven by the COVID-19 pandemic subsides.
Conference Call Information
Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Time on Tuesday, April 28, 2020, during which management will provide a review of the Company’s financial results for the first quarter of 2020. U.S. participants may access the conference call by telephoning +1-877-341-8545. Participants from other countries may call +1-908-982-4601. The participant conference ID code is 8383229. The following link provides access to a webcast for the conference call:
https://event.on24.com/wcc/r/2244895/6066B8C75A77D6DB9AA3583EED31023E
A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, call +1-855-859-2056 in the U.S. and +1-404-537-3406 in other countries. Enter conference ID code 8383229 when prompted. Slides used in the presentation and a recording of the call will also be available in the investor relations section of the Luxfer website at www.luxfer.com.

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and to understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services we offer, both domestically and internationally, including as a result of the Brexit referendum, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which we operate; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) our ability to protect our intellectual property; (viii) the significant amount of indebtedness we have incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; (ix) our ability to remediate the material weakness in our internal controls over financial reporting; and (x) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the

U.S. Securities and Exchange Commission on March 10, 2020. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.
About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical knowhow and proprietary technologies. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation and general industrial applications. For more information, visit www.luxfer.com.
Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.
Investor Contact:
Heather Harding
Chief Financial Officer
+1-414-269-2419
Investor.Relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	First Quarter
In millions, except share and per-share data	2020	2019
Net sales	$103.8	$120.4
Cost of goods sold	(79.3)	(90.3)
Gross profit	24.5	30.1
Selling, general and administrative expenses	(12.8)	(16.4)
Research and development	(0.7)	(1.4)
Restructuring charges	(2.8)	(9.0)
Impairment charges	—	0.2
Acquisition related costs	(0.2)	(4.6)
Operating income / (loss)	8.0	(1.1)
Interest expense	(1.2)	(1.1)
Defined benefit pension credit	1.1	0.6
Income / (loss) before income taxes and equity in net income of affiliates	7.9	(1.6)
Provision for income taxes	(1.7)	(2.1)
Income / (loss) before equity in net income of affiliates	6.2	(3.7)
Equity income / (loss) of affiliates (net of tax)	—	(0.1)
Net income / (loss)	$6.2	$(3.8)

Earnings / (loss) per share
Basic	$0.23	$(0.14)
Diluted	$0.22	$(0.14)
Weighted average ordinary shares outstanding
Basic	27,440,423	27,032,677
Diluted	27,894,058	27,032,677

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 29,	December 31,
In millions, except share and per-share data	2020	2019
Current assets
Cash and cash equivalents	$17.3	$10.2
Restricted cash	0.1	0.1
Accounts and other receivables, net of allowances of $1.9 and $1.3, respectively	73.6	66.3
Inventories	93.9	94.5
Other current assets	4.1	5.0
Total current assets	$189.0	$176.1
Non-current assets
Property, plant and equipment, net	$94.3	$98.9
Right-of-use assets from operating leases	13.5	14.8
Goodwill	66.2	68.8
Intangibles, net	13.0	13.6
Deferred tax assets	14.4	15.8
Investments and loans to joint ventures and other affiliates	2.1	2.3
Total assets	$392.5	$390.3
Current liabilities
Accounts payable	$31.6	$36.4
Accrued liabilities	24.8	25.2
Taxes on income	0.6	0.1
Other current liabilities	12.2	12.3
Total current liabilities	$69.2	$74.0
Non-current liabilities
Long-term debt	$108.8	$91.4
Pensions and other retirement benefits	30.4	35.2
Deferred tax liabilities	2.6	2.5
Other non-current liabilities	11.7	12.8
Total liabilities	$222.7	$215.9
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2020 and 2019; issued and outstanding 29,000,000 shares for 2020 and 2019	$26.6	$26.6
Deferred shares of £0.0001 par value; authorized issued and outstanding 761,835,338,444 shares for 2020 and 2019	149.9	149.9
Additional paid-in capital	68.2	68.4
Treasury shares	(4.0)	(4.0)
Own shares held by ESOP	(1.6)	(1.7)
Retained earnings	87.6	84.8
Accumulated other comprehensive loss	(156.9)	(149.6)
Total shareholders' equity	$169.8	$174.4
Total liabilities and shareholders' equity	$392.5	$390.3

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
In millions	2020	2019
Operating activities
Net income / (loss)	$6.2	$(3.8)
Adjustments to reconcile net income / (loss) to net cash used for operating activities
Equity income / (loss) of affiliates	—	0.1
Depreciation	3.4	3.4
Amortization of purchased intangible assets	0.2	0.3
Amortization of debt issuance costs	0.1	0.1
Share-based compensation charges	0.5	2.6
Deferred income taxes	0.2	0.8
Asset impairment charges	—	(0.2)
Defined benefit pension credit	(1.1)	(0.6)
Defined benefit pension contributions	(1.4)	(1.9)
Changes in assets and liabilities
Accounts and other receivables	(5.6)	(10.4)
Inventories	(2.1)	(3.6)
Other current assets	0.7	—
Accounts payable	(7.3)	(0.8)
Accrued liabilities	0.8	(1.7)
Other current liabilities	1.1	7.2
Other non-current assets and liabilities	(0.2)	0.7
Net cash used for operating activities	$(4.5)	$(7.8)
Investing activities
Capital expenditures	$(2.5)	$(3.2)
Net cash used for investing activities	$(2.5)	$(3.2)
Financing activities
Net drawdown of short-term borrowings	$—	$4.2
Net drawdown of long-term borrowings	18.9	11.3
Deferred consideration paid	(0.4)	(0.5)
Proceeds from sale of shares	0.1	1.4
Share-based compensation cash paid	(0.7)	(1.8)
Dividends paid	(3.4)	(3.4)
Net cash from financing activities	$14.5	$11.2
Effect of exchange rate changes on cash and cash equivalents	(0.4)	0.2
Net increase	$7.1	$0.4
Cash, cash equivalents and restricted cash; beginning of year	10.3	14.1
Cash, cash equivalents and restricted cash; end of the First Quarter	17.4	14.5

Supplemental cash flow information:
Interest payments	$1.3	$1.1
Income tax payments	0.1	—

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales		Adjusted EBITDA
In millions	2020	2019	2020	2019
Gas Cylinders segment	$52.6	$58.4	$3.5	$4.5
Elektron segment	51.2	62.0	11.6	14.0
Consolidated	$103.8	$120.4	$15.1	$18.5

	Depreciation and amortization		Restructuring charges
In millions	2020	2019	2020	2019
Gas Cylinders segment	$1.2	$1.4	$2.6	$8.9
Elektron segment	2.4	2.3	—	0.1
Other	—	—	0.2	—
Consolidated	$3.6	$3.7	$2.8	$9.0

In millions	2020	2019
Adjusted EBITDA	15.1	18.5
Other share-based compensation charges	(0.5)	(2.6)
Depreciation and amortization	(3.6)	(3.7)
Restructuring charges	(2.8)	(9.0)
Impairment charges	—	0.2
Acquisition costs	(0.2)	(4.6)
Defined benefits pension pension credit	1.1	0.6
Interest expense, net	(1.2)	(1.1)
Provision for income taxes	(1.7)	(2.1)
Net income	6.2	(3.8)

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	First Quarter
In millions except per share data	2020	2019
Net income / (loss)	$6.2	$(3.8)
Accounting charges relating to acquisitions and disposals of businesses:
Amortization on acquired intangibles	0.2	0.3
Acquisition costs	0.2	4.6
Defined benefit pension credit	(1.1)	(0.6)
Restructuring charges	2.8	9.0
Impairment charges	—	(0.2)
Share-based compensation charges	0.5	2.6
Income tax on adjusted items	(0.4)	(0.7)
Adjusted net income	$8.4	$11.2

Adjusted earnings per ordinary share
Diluted earnings / (loss) per ordinary share	$0.22	$(0.14)
Impact of adjusted items	0.08	0.54
Adjusted diluted earnings per ordinary share	$0.30	$0.40

ADJUSTED EBITDA (UNAUDITED)

	First Quarter
In millions	2020	2019
Adjusted net income	$8.4	11.2
Add back:
Income tax on adjusted items	0.4	0.7
Provision for income taxes	1.7	2.1
Net finance costs	1.2	1.1
Adjusted EBITA	$11.7	15.1
Depreciation	3.4	3.4
Adjusted EBITDA	$15.1	18.5

ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	First Quarter
In millions	2020	2019
Adjusted net income	$8.4	11.2
Add back:
Income tax on adjusted items	0.4	0.7
Provision for income taxes	1.7	2.1
Adjusted income before income taxes	$10.5	14.0
Adjusted provision for income taxes	2.1	2.8
Adjusted effective tax rate	20.0%	20.0%